October 2019

Preliminary Terms No. 2,689

Registration Statement Nos. 333-221595; 333-221595-01

Dated October 10, 2019

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. The securities pay no interest and will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount, depending on the closing level of each underlying on the valuation date. If the final level of each underlying is greater than or equal to 75% of its respective initial level, which we refer to as the respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $320 per security. However, if the final level of either underlying is less than its respective downside threshold value, you will be exposed to the decline in the level of the worst performing underlying beyond the buffer amount of 25%, and you will lose some or a significant portion of your initial investment. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 75% of your investment. Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in either final level below 75% of its respective initial level will result in a loss on your investment, even if the other underlying has appreciated or has not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income and returns above the fixed upside payment in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	October 18, 2019
Original issue date:	October 25, 2019 (5 business days after the pricing date)
Maturity date:	October 25, 2022
Aggregate principal amount:	$
Interest:	None
Underlyings:	The SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”) and the MSCI EAFE® Index (the “MXEA Index”)
Payment at maturity:

•      If the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000 + the upside payment

•      If the final level of either underlying is less than its respective downside threshold value, meaning the value of either underlying has declined by more than the buffer amount of 25% from its respective initial level to its respective final level:

$1,000 + $[1,000 × (underlying percent change of the worst performing underlying + 25%)]

Because the underlying percent change of the worst performing underlying will be less than -25% in this scenario, the payment at maturity will be less, and potentially significantly less, than the stated principal amount of $1,000.

Upside payment:	$320 per security (32% of the stated principal amount)
Underlying percent change:	With respect to each underlying, (final level - initial level) / initial level
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lesser underlying percent change
Initial level:	With respect to the XOP Shares, , which is the closing level of such underlying on the pricing date With respect to the MXEA Index, , which is the closing level of such underlying on the pricing date
Downside threshold value:	With respect to the XOP Shares, , which is 75% of the initial level for such underlying With respect to the MXEA Index, , which is 75% of the initial level for such underlying
Final level:	With respect to each underlying, the closing level of such underlying on the valuation date
Closing level:

With respect to the XOP Shares, on any trading day, the closing price of one XOP Share on such day times the adjustment factor on such day

With respect to the MXEA Index, on any index business day, the index closing value of such underlying on such day

Valuation date:	October 18, 2022, subject to postponement for non-index business days and certain market disruption events
Buffer amount:	25%
Minimum payment at maturity:	$250 per security
Adjustment factor:	With respect to the XOP Shares, 1.0, subject to adjustment in the event of certain events affecting the XOP Shares
CUSIP / ISIN:	61769HZL2 / US61769HZL22
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $983.60 per security, or within $22.50 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$	$	$

(1) Selected dealers and their financial advisors will receive a structuring fee of $4 per security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2) See “Use of proceeds and hedging” on page 20.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2017     Index Supplement dated November 16, 2017     Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlyings that provides a fixed return of 32% if the final level of each underlying is greater than or equal to its respective downside threshold value;

▪	To enhance returns and potentially outperform the worst performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index in a moderately bullish or moderately bearish scenario;

▪	To obtain a buffer against a specified level of negative performance in the worst performing underlying.

The securities are exposed on a 1-to-1 basis to the percentage decline of the final level of the worst performing underlying from its respective initial level beyond the buffer amount of 25%. Accordingly, 75% of your principal is at risk.

Maturity:	3 years
Upside payment:	$320 per security (32% of the stated principal amount), payable only if the final level of each underlying is greater than or equal to its respective downside threshold value.
Buffer amount:	25%
Minimum payment at maturity:	$250 per security. You could lose up to 75% of the stated principal amount of the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $983.60, or within $22.50 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the buffer amount and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer

October 2019	Page 2

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2019	Page 3

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index. If the final level of each underlying, as determined on the valuation date, is greater than or equal to its respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $320 per security. However, if the final level of either underlying is less than its respective downside threshold value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 75% of the stated principal amount of the securities.

Upside Scenario	If the final level of each underlying is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $320.
Downside Scenario

If the final level of either underlying is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying from its initial level beyond the buffer amount of 25% (e.g., a 50% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $750 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in either underlying below its respective downside threshold value will result in a loss on your investment, even if the other underlying has appreciated or has not declined as much. You could lose up to 75% of your investment.

October 2019	Page 4

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual upside payment, initial levels and downside threshold values will be determined on the pricing date.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the XOP Shares: $30.00 With respect to the MXEA Index: 2,000
Hypothetical Downside Threshold Value:	With respect to the XOP Shares: $22.50, which is 75% of its hypothetical initial level With respect to the MXEA Index: 1,500, which is 75% of its hypothetical initial level
Upside Payment:	$320 (32% of the stated principal amount)
Buffer Amount:	25%
Minimum Payment at Maturity:	$250 per security
Interest:	None

EXAMPLE 1: Both underlyings appreciate substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final level	XOP Shares: $54.00
MXEA Index: 3,800
Percent change		XOP Shares: ($54.00 – $30.00) / $30.00 = 80% MXEA Index: (3,800 – 2,000) / 2,000 = 90%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $320
	=	$1,320

In example 1, the final level for the XOP Shares has increased from its initial level by 80%, and the final level for the MXEA Index has increased from its initial level by 90%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $320. Investors receive $1,320 per security at maturity and do not participate in the appreciation of either underlying. Although both underlyings have appreciated substantially, the return on the securities is limited to the stated principal amount plus the hypothetical fixed upside payment of $320.

EXAMPLE 2: The final levels of both underlyings are at or above their respective downside threshold values, and investors therefore receive the stated principal amount plus the upside payment.

Final level	XOP Shares: $27.00
MXEA Index: 1,780
Percent change		XOP Shares: ($27.00 – $30.00) / $30.00 = -10% MXEA Index: (1,780 – 2,000) / 2,000 = -11%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $320
	=	$1,320

October 2019	Page 5

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

In example 2, the final level for the XOP Shares has decreased from its initial level by 10%, and the final level for the MXEA Index has decreased from its initial level by 11%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the fixed upside payment of $320. Although both underlyings have depreciated, investors receive $1,320 per security at maturity.

EXAMPLE 3: The final level of one of the underlyings is less than its respective downside threshold value. Investors are therefore exposed to the negative performance of the worst performing underlying, and lose 1% for every 1% decline beyond the buffer amount of 25%.

Final level	XOP Shares: $36.00
MXEA Index: 1,200
Percent change		XOP Shares: ($36.00 – $30.00) / $30.00 = 20% MXEA Index: (1,200 – 2,000) / 2,000 = -40%
Payment at maturity	=	$1,000 + [$1,000 × (percent change of the worst performing underlying + 25%)]
	=	$1,000 + [$1,000 × (-40% + 25%)]
	=	$850

In example 3, the final level for the XOP Shares has increased from its initial level by 20%, and the final level for the MXEA Index has decreased from its initial level by 40%. Because one of the underlyings has declined below its respective downside threshold value, investors do not receive the upside payment and are exposed to the negative performance of the MXEA Index, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying beyond the buffer amount of 25%. In this example, investors receive a payment at maturity equal to $850 per security, resulting in a loss of 15%.

EXAMPLE 4: The final levels of both underlyings are less than their respective downside threshold values. Investors are therefore exposed to the negative performance of the worst performing underlying, and will lose 1% for every 1% decline beyond the buffer amount of 25%.

Final level	XOP Shares: $6.00
MXEA Index: 800
Percent change		XOP Shares: ($6.00 – $30.00) / $30.00 = -80% MXEA Index: (800 – 2,000) / 2,000 = -60%
Payment at maturity	=	$1,000 + [$1,000 × (percent change of the worst performing underlying + 25%)]
	=	$1,000 + [$1,000 × (-80% + 25%)]
	=	$450

In example 4, the final level for the XOP Shares has decreased from its initial level by 80%, and the final level for the MXEA Index has decreased from its initial level by 60%. Because one or more underlyings have declined below their respective downside threshold values, investors do not receive the upside payment and are exposed to the negative performance of the XOP Shares, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying beyond the buffer amount of 25%. In this example, investors receive a payment at maturity equal to $450 per security, resulting in a loss of 55%.

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in the final level of either underlying to below its respective downside threshold value will result in a loss of some or a significant portion of your investment, even if the other underlying has appreciated or has not declined as much. You could lose up to 75% of your investment in the securities.

October 2019	Page 6

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide for the minimum payment at maturity of only 25% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for the minimum return of only 25% of the principal amount at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of either underlying is less than 75% of its respective initial level, you will lose 1% of your principal for every 1% decline in the final level of the worst performing underlying beyond the buffer amount of 25%. You could lose up to 75% of the stated principal amount of the securities.

▪	You are exposed to the price risk of both underlyings. Your return on the securities is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If the final level of either underlying declines to below 75% of its respective initial level, you will be exposed to the negative performance of the worst performing underlying at maturity, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that the final level of either underlying will decline to below its respective downside threshold value than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

▪	Appreciation potential is fixed and limited. Where the final level of each underlying is greater than or equal to its respective downside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $320 per security (32% of the stated principal amount), even if both underlyings have appreciated substantially.

▪	The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days and certain market disruption events. Even if the values of both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since

October 2019	Page 7

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production industry. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index® (the “share underlying index”) and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

▪	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

▪	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

▪	consumer confidence;

▪	changes in weather patterns and climatic changes;

▪	the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

▪	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

▪	the price and availability of alternative and competing fuels;

▪	domestic and foreign governmental regulations and taxes;

▪	employment levels and job growth; and

▪	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the share underlying index to decline during the term of the securities.

▪	The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

▪	the values of the underlyings at any time (including in relation to their initial levels),

▪	the volatility (frequency and magnitude of changes in value) of the underlyings and of the stocks composing the share underlying index and the MXEA Index,

▪	dividend rates on the securities underlying the share underlying index and the MXEA Index,

▪	interest and yield rates in the market,

▪	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of the underlyings,

▪	the time remaining until the maturity of the securities,

▪	the composition of the underlyings and changes in the constituent stocks of the share underlying index and the MXEA Index,

October 2019	Page 8

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

▪	the occurrence of certain events affecting the XOP Shares that may or may not require an adjustment to the adjustment factor, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of either underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance. If the final level of either underlying is less than 75% of its respective initial level, you will be exposed on a 1-to-1 basis to the decline in the final level of the worst performing underlying beyond the buffer amount. There can be no assurance that the final level of each underlying will be greater than or equal to 75% of its respective initial level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or a significant portion of your investment.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. As the MSCI EAFE® Index is one of the underlyings, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers,

October 2019	Page 9

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the share underlying index or the MXEA Index. Investing in the securities is not equivalent to investing in either underlying or the component stocks of the share underlying index or the SPX Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the share underlying index or the MXEA Index.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XOP Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XOP Shares. However, the calculation agent will not make an adjustment for every event that could affect the XOP Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Adjustments to the XOP Shares or the index tracked by the XOP Shares could adversely affect the value of the securities. The investment adviser to the SPDR® S&P® Oil & Gas Exploration & Production ETF, SSgA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Oil & Gas Exploration & Production Select Industry Index®. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing SPDR® S&P® Oil & Gas Exploration & Production ETF. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the S&P® Oil & Gas Exploration & Production Select Industry Index®. MSCI may add, delete or substitute the stocks constituting the S&P® Oil & Gas Exploration & Production Select Industry Index® or make other methodological changes that could change the level of the S&P® Oil & Gas Exploration & Production Select Industry Index®. MSCI may discontinue or suspend calculation or publication of the S&P® Oil & Gas Exploration & Production Select Industry Index® at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P® Oil & Gas Exploration & Production Select Industry Index® and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities.

October 2019	Page 10

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

▪	Adjustments to the MXEA Index could adversely affect the value of the securities. The publisher of the MXEA Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the MXEA Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the relevant index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance (depending also on the performance of the other underlying).

▪	The performance and market price of the XOP Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P® Oil & Gas Exploration & Production Select Industry Index®, the performance of the component securities of the S&P® Oil & Gas Exploration & Production Select Industry Index® or the net asset value per share of the XOP Shares. The XOP Shares do not fully replicate the S&P® Oil & Gas Exploration & Production Select Industry Index® and may hold securities that are different than those included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. In addition, the performance of the XOP Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P® Oil & Gas Exploration & Production Select Industry Index®. All of these factors may lead to a lack of correlation between the performance of XOP Shares and the S&P® Oil & Gas Exploration & Production Select Industry Index®. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XOP Shares may impact the variance between the performances of XOP Shares and the S&P® Oil & Gas Exploration & Production Select Industry Index®. Finally, because the shares of the XOP Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the XOP Shares may differ from the net asset value per share of the XOP Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XOP Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the XOP Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XOP Shares, and their ability to create and redeem shares of the XOP Shares may be disrupted. Under these circumstances, the market price of shares of the XOP Shares may vary substantially from the net asset value per share of the XOP Shares or the level of the S&P® Oil & Gas Exploration & Production Select Industry Index®.

For all of the foregoing reasons, the performance of the XOP Shares may not correlate with the performance of the S&P® Oil & Gas Exploration & Production Select Industry Index®, the performance of the component securities of the S&P® Oil & Gas Exploration & Production Select Industry Index® or the net asset value per share of the XOP Shares. Any of these events could materially and adversely affect the price of the shares of the XOP Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XOP Shares on the final observation date, even if the XOP Shares’ shares are underperforming the S&P® Oil & Gas Exploration & Production Select Industry Index® or the component securities of the S&P® Oil & Gas Exploration & Production Select Industry Index® and/or trading below the net asset value per share of the XOP Shares.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the downside threshold values, the final levels and the percent changes, if applicable, the payment that you will receive at maturity and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events

October 2019	Page 11

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

and the selection of a successor index or calculation of the closing levels in the event of a market disruption event or discontinuance of an underlying.  These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings or their component stocks), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying index).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for Jump Securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for Jump Securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these

October 2019	Page 12

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2019	Page 13

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration ETF Overview

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF is accurate or complete.

Information as of market close on October 8, 2019:

Bloomberg Ticker Symbol:	XOP UP
Current Index Value:	$20.38
52 Weeks Ago:	$43.38
52 Week High (on 10/9/2018):	$43.95
52 Week Low (on 10/8/2019):	$20.38

The following graph sets forth the daily closing values of the XOP Shares for the period from January 1, 2014 through October 8, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the XOP Shares for each quarter in the same period. The closing value of the XOP Shares on October 8, 2019 was $20.38. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The XOP Shares has at times experienced periods of high volatility, and you should not take the historical values of the XOP Shares as an indication of its future performance.

XOP Shares Daily Closing Values January 1, 2014 to October 8, 2019

October 2019	Page 14

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP: 78464A730)	High ($)	Low ($)	Period End ($)
2014
First Quarter	71.83	64.04	71.83
Second Quarter	83.45	71.19	82.28
Third Quarter	82.08	68.83	68.83
Fourth Quarter	66.84	42.75	47.86
2015
First Quarter	53.94	42.55	51.66
Second Quarter	55.63	46.43	46.66
Third Quarter	45.22	31.71	32.84
Fourth Quarter	40.53	28.64	30.22
2016
First Quarter	30.96	23.60	30.35
Second Quarter	37.50	29.23	34.81
Third Quarter	39.12	32.75	38.46
Fourth Quarter	43.42	34.73	41.42
2017
First Quarter	42.21	35.17	37.44
Second Quarter	37.89	30.17	31.92
Third Quarter	34.37	29.09	34.09
Fourth Quarter	37.64	32.25	37.18
2018
First Quarter	39.85	32.38	35.22
Second Quarter	44.22	34.03	43.06
Third Quarter	44.52	39.10	43.29
Fourth Quarter	44.57	24.12	26.53
2019
First Quarter	31.61	27.10	30.74
Second Quarter	32.98	24.86	27.25
Third Quarter	27.20	20.60	22.36
Fourth Quarter (through October 8, 2019)	21.55	20.38	20.38

This document relates only to the securities offered hereby and does not relate to the XOP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XOP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“S&P®”, “SPDR®” and “S&P® Oil & Gas Exploration & Production Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Securities. S&P, MGH and the the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Oil& Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

October 2019	Page 15

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

MSCI EAFE® Index Overview

The MSCI EAFE® Index is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE® Index, see the information set forth under “MSCI International Equity Indices—MSCI EAFE® Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

Information as of market close on October 8, 2019:

Bloomberg Ticker Symbol:	MXEA
Current Index Value:	1,851.23
52 Weeks Ago:	1,910.13
52 Week High (on 7/4/2019):	1,949.70
52 Week Low (on 12/25/2018):	1,683.36

The following graph sets forth the daily closing values of the MXEA Index for the period from January 1, 2014 through October 8, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the MXEA Index for each quarter in the same period. The closing value of the MXEA Index on October 8, 2019 was 1,851.23. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The MXEA Index has at times experienced periods of high volatility, and you should not take the historical values of the MXEA Index as an indication of its future performance.

MXEA Index Daily Closing Values January 1, 2014 to October 8, 2019

October 2019	Page 16

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

MSCI EAFE® Index	High	Low	Period End
2014
First Quarter	1,940.23	1,796.86	1,915.69
Second Quarter	1,992.69	1,882.24	1,972.12
Third Quarter	1,995.49	1,846.08	1,846.08
Fourth Quarter	1,848.79	1,714.64	1,774.89
2015
First Quarter	1,900.90	1,697.01	1,849.34
Second Quarter	1,949.49	1,842.46	1,842.46
Third Quarter	1,894.42	1,609.50	1,644.40
Fourth Quarter	1,779.25	1,654.98	1,716.28
2016
First Quarter	1,716.28	1,492.43	1,652.04
Second Quarter	1,716.51	1,520.94	1,608.45
Third Quarter	1,734.72	1,573.30	1,701.69
Fourth Quarter	1,704.84	1,614.17	1,684.00
2017
First Quarter	1,812.06	1,676.93	1,792.98
Second Quarter	1,916.37	1,774.47	1,883.19
Third Quarter	1,981.48	1,874.10	1,973.81
Fourth Quarter	2,050.79	1,971.41	2,050.79
2018
First Quarter	2,186.65	1,989.61	2,005.67
Second Quarter	2,066.80	1,938.95	1,958.64
Third Quarter	2,011.48	1,905.44	1,973.60
Fourth Quarter	1,970.26	1,683.36	1,719.88
2019
First Quarter	1,907.49	1,708.59	1,875.43
Second Quarter	1,928.10	1,817.39	1,922.30
Third Quarter	1,949.70	1,797.33	1,889.36
Fourth Quarter (through October 8, 2019)	1,880.44	1,846.42	1,851.23

The “MSCI EAFE® Index” is a trademark of MSCI. See “MSCI International Equity Indices” in the accompanying index supplement.

October 2019	Page 17

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Share underlying index:	The S&P® Oil & Gas Exploration & Production Select Industry Index®
Share underlying index publisher:	S&P Dow Jones Inc., or any successor thereof
MXEA index publisher:	With respect to the MXEA Index, MSCI Inc., or any successor thereof.
Index closing value:	With respect to the MXEA Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the MXEA Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the MXEA Index shall be based on the alternate calculation of the MXEA Index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.
Postponement of maturity date:	If the scheduled valuation date is not an index business day with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed with respect to either underlying.
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

October 2019	Page 18

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk

October 2019	Page 19

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

& Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the XOP Share, in stocks constituting the share underlying index or the MXEA Index, in futures and options contracts on the XOP Shares, the share underlying index, the MXEA Index and any component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of either underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented,

October 2019	Page 20

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will receive a structuring fee of $4 for each security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the upside payment, such that for each security the estimated value on the pricing

October 2019	Page 21

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the MSCI EAFE® Index due October 25, 2022

Principal at Risk Securities

date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for Jump, in the index supplement or in the prospectus.

October 2019	Page 22